UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WILSON BROTHERS USA, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	36-1971260
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1072 EAST U.S. HIGHWAY 175

KAUFMAN, TEXAS 75142

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which such class is registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable): [N/A]

Securities to be registered pursuant to Section 12(g) of the Act:

Title of class

Common Stock, $0.01 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Each share of common stock of Wilson Brothers USA, Inc. (the “Company”) is entitled to one vote on all matters submitted to a vote of the Company’s stockholders, except that cumulative voting rights apply in all elections of directors. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of the Company’s common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor.

In the event of a voluntary or nonvoluntary liquidation, dissolution, distribution of assets or winding up of the Company, holders of the Company’s common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock or any class or series of stock ranking prior to the common stock. There are no preemptive rights or redemption or sinking fund provisions applicable to the shares of the Company’s common stock.

ITEM 2. EXHIBITS.

Exhibit Number	Description of Exhibit
1	Articles of Incorporation (including all amendments thereto) of the Company, incorporated by reference from the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001

2	Amended, as of March 1, 2000, By-Laws of the Company, incorporated by reference from the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2000

3	Specimen certificate, common stock, $0.01 par value per share, incorporated by reference from the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WILSON BROTHERS USA, INC.

DATE:	December 22, 2004	By:	/s/ John H. Sanford
John H. Sanford
Chief Executive Officer and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	Description of Exhibit
1	Articles of Incorporation (including all amendments thereto) of the Company, incorporated by reference from the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001

2	Amended, as of March 1, 2000, By-Laws of the Company, incorporated by reference from the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2000

3	Specimen certificate, common stock, $0.01 par value per share, incorporated by reference from the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001